Exhibit 99.2

SAIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended						Year Ended
	July 31	April 30	January 31	October 31	July 31	April 30	January 31
	2007	2007	2007	2006	2006	2006	2007	2006	2005	2004
Revenues	$2,222	$2,011	$2,089	$2,081	$1,994	$1,897	$8,061	$7,518	$6,910	$5,573
Costs and expenses:
Cost of revenues	1,910	1,746	1,820	1,807	1,714	1,633	6,974	6,568	6,044	4,828
Selling, general and administrative expenses	139	129	127	133	129	126	515	480	406	365
Goodwill impairment	—	—	—	—	—	—	—	—	—	7
Gain on sale of business units, net	—	—	—	—	—	—	—	—	(2)	—

Operating income	173	136	142	141	151	138	572	470	462	373
Non-operating income (expense):
Interest income	14	14	19	35	33	29	116	96	44	49
Interest expense	(23)	(22)	(24)	(22)	(23)	(23)	(92)	(88)	(87)	(80)
Minority interest in income of consolidated subsidiaries	(1)	(2)	(1)	(1)	(2)	(1)	(5)	(3)	(3)	—
Other income (expense), net	(4)	—	1	1	1	2	5	(7)	(28)	10

Income from continuing operations before income taxes	159	126	137	154	160	145	596	468	388	352
Provision for income taxes	60	51	53	64	60	54	231	133	125	135

Income from continuing operations	99	75	84	90	100	91	365	335	263	217
Discontinued operations:
Income from discontinued operations before minority interest in income of consolidated subsidiaries and income taxes (including net gains on sales)	37	13	4	25	6	5	40	902	181	168
Minority interest in income of consolidated subsidiaries	1	1	2	3	2	2	9	11	11	10
Provision (benefit) for income taxes	4	7	2	14	1	(12)	5	299	24	24

Income from discontinued operations	32	5	—	8	3	15	26	592	146	134

Net income	$131	$80	$84	$98	$103	$106	$391	$927	$409	$351

Earnings per share:
Basic:
Income from continuing operations	$0.24	$0.19	$0.21	$0.27	$0.30	$0.27	$1.04	$0.96	$0.72	$0.59
Income from discontinued operations	0.08	0.01	—	0.02	0.01	0.05	0.07	1.70	0.40	0.36

	$0.32	$0.20	$0.21	$0.29	$0.31	$0.32	$1.11	$2.66	$1.12	$0.95

Diluted:
Income from continuing operations	$0.24	$0.18	$0.20	$0.26	$0.29	$0.26	$1.00	$0.93	$0.70	$0.58
Income from discontinued operations	0.07	0.01	—	0.02	0.01	0.05	0.07	1.65	0.39	0.35

	$0.31	$0.19	$0.20	$0.28	$0.30	$0.31	$1.07	$2.58	$1.09	$0.93

Weighted average shares outstanding:
Basic	405	404	403	336	331	336	352	348	365	370

Diluted	418	418	420	347	342	347	364	359	375	377

SAIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended						Year Ended
	July 31	April 30	January 31	October 31	July 31	April 30	January 31
	2007	2007	2007	2006	2006	2006	2007	2006
Cash flows from operations:
Net income	$131	$80	$84	$98	$103	$106	$391	$927
Income from discontinued operations	(32)	(5)	—	(8)	(3)	(15)	(26)	(592)
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	18	17	19	18	19	15	71	68
Stock-based compensation	22	23	21	7	21	15	64	39
Excess tax benefits from stock-based compensation	(12)	(27)	(9)	—	—	—	(9)	—
Other non-cash items	10	2	8	3	12	(1)	22	16
Increase (decrease) in cash and cash equivalents, excluding effects of acquisitions and divestitures, resulting from changes in:
Receivables	33	(26)	(40)	(17)	(12)	1	(68)	49
Inventory, prepaid expenses and other current assets	(28)	1	(35)	1	23	19	8	41
Deferred income taxes	6	—	(2)	16	4	(15)	3	(42)
Other assets	(1)	(2)	1	4	—	(3)	2	(19)
Accounts payable and accrued liabilities	35	(115)	68	51	(46)	(40)	33	53
Accrued payroll and employee benefits	91	(108)	24	56	90	(73)	97	95
Dividend payable	—	—	(9)	9	—	—	—	—
Income taxes payable	(7)	27	71	(30)	2	65	108	(75)
Other long-term liabilities	(9)	4	(2)	(1)	(2)	2	(3)	13

Total cash flows provided by (used in) operations	257	(129)	199	207	211	76	693	573
Cash flows from investing activities:
Expenditures for property, plant and equipment	(11)	(12)	(9)	(33)	(13)	(18)	(73)	(52)
Acquisition of businesses, net of cash acquired	—	—	(234)	(112)	(18)	(14)	(378)	(226)
Purchases of marketable securities available-for-sale	—	—	—	—	—	(4,258)	(4,258)	(7,852)
Proceeds from sales and maturities of marketable securities available-for-sale	—	—	—	—	—	5,917	5,917	7,561
Other	(7)	5	(8)	5	(4)	10	3	(12)

Total cash flows provided by (used in) investing activities	(18)	(7)	(251)	(140)	(35)	1,637	1,211	(581)
Cash flows from financing activities:
Payments on notes payable and long-term debt	(8)	(1)	(1)	(1)	(6)	(12)	(20)	(40)
Sales of stock and exercise of stock options	20	35	43	7	34	16	100	155
Payment of a special dividend	—	—	(2,439)	—	—	—	(2,439)	—
Sales of stock through initial public offering	—	—	(1)	1,244	—	—	1,243	—
Repurchases of stock	(78)	(94)	(67)	(73)	(552)	(32)	(724)	(818)
Excess tax benefits from stock-based compensation	12	27	9	—	—	—	9	—
Other	(1)	1	—	(1)	—	(1)	(2)	(4)

Total cash flows provided by (used in) financing activities	(55)	(32)	(2,456)	1,176	(524)	(29)	(1,833)	(707)

Increase (decrease) in cash and cash equivalents from continuing operations	184	(168)	(2,508)	1,243	(348)	1,684	71	(715)

Cash flows of discontinued operations:
Cash provided by (used in) operating activities of discontinued operations	4	(5)	(13)	26	4	5	22	(296)
Cash provided by (used in) investing activities of discontinued operations	—	3	(2)	17	—	—	15	1,063
Cash used in financing activities of discontinued operations	—	—	—	(22)	(1)	(7)	(30)	(6)

Increase (decrease) in cash and cash equivalents from discontinued operations	4	(2)	(15)	21	3	(2)	7	761

Total increase (decrease) in cash and cash equivalents	188	(170)	(2,523)	1,264	(345)	1,682	78	46

Cash and cash equivalents at beginning of period - continuing operations	943	1,109	3,631	2,342	2,688	1,001	1,001	959
Cash and cash equivalents at beginning of period - discontinued operations	—	4	5	30	29	34	34	30

Cash and cash equivalents at beginning of period	943	1,113	3,636	2,372	2,717	1,035	1,035	989

Cash and cash equivalents at end of period - continuing operations	1,131	943	1,109	3,631	2,342	2,688	1,109	1,001
Cash and cash equivalents at end of period - discontinued operations	—	—	4	5	30	29	4	34

Cash and cash equivalents at end of period	$1,131	$943	$1,113	$3,636	$2,372	$2,717	$1,113	$1,035

SAIC, INC.

CONSOLIDATED BACKLOG AND BOOKINGS

(Unaudited, in millions)

	As Of
	July 31 2007	April 30 2007	January 31 2007	October 31 2006	July 31 2006	April 30 2006
Funded backlog	$4,494	$4,659	$4,625	$3,928	$3,899	$3,844
Negotiated unfunded backlog	9,597	9,718	10,286	10,339	10,365	10,429

Total consolidated negotiated backlog	$14,091	$14,377	$14,911	$14,267	$14,264	$14,273

	Three Months Ended
	July 31 2007	April 30 2007	January 31 2007	October 31 2006	July 31 2006	April 30 2006
Net bookings	$1,936	$1,477	$2,568	$1,978	$1,972	$2,406

Book-to-bill ratio	0.9	0.7	1.2	1.0	1.0	1.3